Exhibit 23
                      Consent of Independent Auditors
We consent to the incorporation by reference of our report dated February 4, 1999, with respect to the consolidated financial statements and schedule of The Timken Company included in this Annual Report (Form 10-K) for the year ended December 31, 1998, in the following Registration Statements and in the related Prospectuses:
Registration                                                       Filing
   Number           Description of Registration Statement           Date

  2-97340     1985 Incentive Plan of The Timken Company -    November 19, 1990
              Post-effective Amendment No. 1 to Form S-8

333-02553     The Timken Company Long-Term Incentive         April 16, 1996
              Plan - Form S-8

333-17503     The Timken Company Dividend Reinvestment       December 9, 1996
              Plan - Form S-3

333-41155     OH&R Investment Plan - Form S-8                November 26, 1997

333-43847     The Timken Company International Stock         January 7, 1998
              Ownership Plan - Form S-8

333-45753     Rail Bearing Service Employee Savings          February 6, 1998
              Plan - Form S-8

333-45891     $300,000,000 Medium-Term Notes, Series         April 23, 1998
              A - Amendment No. 4 to Form S-3

333-62501     The Salaried Associates Retirement Savings     August 31, 1998
              Plan of Canadian Timken, Limited - Form S-8

333-62481     The Company Savings Plan for the Employees     August 28, 1998
              of Timken France - Form S-8

333-62483     The Timken Company - Latrobe Steel Company     August 28, 1998
              Savings and Investment Pension Plan - Form S-8

333-66911     Voluntary Investment Program for Hourly        November 6, 1998
              Employees of Latrobe Steel Company - Form S-8

333-66921     The Hourly Pension Investment Plan - Form S-8  November 6, 1998

333-66905     Voluntary Investment Pension Plan for Hourly   November 6, 1998
              Employees of The Timken Company - Form S-8

333-66907     The MPB Employees' Savings Plan - Form S-8     November 6, 1998

333-69129     The Timken Company - Latrobe Steel Company     December 17,1998
              Savings and Investment Pension Plan -
              Form S-8
Canton, Ohio                                     ERNST & YOUNG LLP
March 29, 1999